KeyOn Provides Update on Broadband Stimulus Applications and
Announces Conference Call To Provide Further Detail

- Company to discuss the results of its stimulus applications under the American Recovery and
Reinvestment Act of 2009 (ARRA) and future plans under Round Two of this program -

OMAHA, NE (March 3, 2010) -- KeyOn Communications Holdings, Inc. (OTCBB: KEYO) (http://www.keyon.com), one of the largest providers of wireless broadband, satellite video and voice over Internet protocol (VoIP) services in the United States, announced today that it was notified by the Rural Utilities Service (RUS) that its applications under the Broadband Initiatives Program (BIP) of the American Recovery and Reinvestment Act of 2009 were not awarded. Despite the fact that all eleven of KeyOn’s applications had advanced to the due diligence phase in Round One, the RUS did not advance any of the Company’s eleven applications to an award.

The Company also announced that it will host a conference call on March 8, 2010 at 4:15pm EST during which KeyOn’s CEO, Jonathan Snyder, will provide an update on the Round One process and announce its intentions for Round Two of the BIP. There will be a Q & A session at the end of the presentation.

The details of the investor presentation are as follows:

Date:	March 8, 2010

Time:	4:15 pm EDT / 1:15 pm PDT

Domestic Toll-Free Number:	877-341-5669

International Phone Number:	970-315-0277

Participant Confirmation Code:	60796982

Internet Webcast Link:	www.keyon.com/investors.html

Participants are encouraged to call/log in at least 10 minutes prior to the beginning of the call.

A replay of the conference call will be available following the presentation at the Investor Relations tab on KeyOn Communications’ website: http://www.keyon.com/investors.html.

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is one of the largest providers of wireless broadband, satellite and voice over Internet protocol (VoIP) services in the United States, primarily targeting underserved markets with populations generally less than 50,000. KeyOn offers broadband services with VoIP and satellite video services to both residential and business subscribers across 11 Western and Midwestern states. Through a combination of organic growth and acquisitions, KeyOn has expanded its network footprint to reach approximately 50,000 square miles and cover nearly 2,500,000 people as well as small-to-medium businesses. With its successful track record of acquiring companies and growing its core subscriber base, KeyOn is one of the leading wireless broadband companies in the United States. Management intends to drive subscriber growth through additional acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services including broadband, video, VoIP and related valuable services such as the Bullseye Club. The company also intends to opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint. More information on KeyOn can be found at http://www.keyon.com.

Safe Harbor Statement

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from such statements, including, without limitation, the company’s ability to secure ARRA stimulus funding, its ability to successfully complete accretive acquisitions and grow its business organically, the company’s reliance on multi-user unlicensed spectrum to service subscribers, competition from larger and better financed providers, the company’s reliance on third party sales representatives and new and more burdensome telecommunications’ regulations. For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-K filed on April 15, 2009. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to update or supplement such forward-looking statements.

Company Contact:

KeyOn Communications Holdings, Inc.

Rory Erchul, 402-998-4044

VP of Marketing

rerchul@keyon.com

www.keyon.com

- or -

Investor Relations Contact:

Liviakis Financial Communications, Inc.

John Liviakis, 415-389-4670

John@Liviakis.com

www.liviakis.com